Exhibit 99.1

Exterran Corporation Announces Fourth Quarter and Full Year 2018 Results

Strong Operating Results In-Line with Expectations
Board Authorized $100 million Share Repurchase Program
Over $25 million in commitments for Exterran Water Solutions since November
Contract Operations win in the Middle East/Africa Region

HOUSTON, February 25, 2019 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported fourth quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “We are very pleased with our results for the fourth quarter which were consistent with our expectations. Commercially we had a key win in the Middle East/Africa region for a fully integrated cryogenic processing plant. Within our water business we converted our trial from late last year into an ECO contract which builds strong momentum as we enter 2019. We have had over $25 million in commitments within the business both domestically and internationally since our last call. We continue to focus on cash flow and returns which resulted in net cash from operating activities of $153 million for the year.

“Product bookings were $159 million in the fourth quarter up 40% year over year, with full year book to bill of 1.3x providing record year-end backlog.

“Our Board has authorized a $100 million share repurchase program that goes through February 2022. We believe this program provides us another avenue to deploy capital to best drive shareholder value over the long run.”

Net loss from continuing operations was $5.3 million, or $0.15 per share, on revenue of $332.2 million for the fourth quarter of 2018. This compares to net income from continuing operations of $3.2 million, or $0.09 per share, on revenue of $334.8 million for the third quarter of 2018 and net income from continuing operations of $2.1 million, or $0.06 per share, on revenue of $337.7 million for the fourth quarter of 2017. Net income was $14.1 million for the fourth quarter of 2018, as compared to $5.4 million for the third quarter of 2018 and $6.7 million for the fourth quarter of 2017. EBITDA, as adjusted, was $51.5 million for the fourth quarter of 2018, as compared to $52.1 million for the third quarter of 2018 and $50.5 million for the fourth quarter of 2017. Income before income taxes was $11.1 million as compared to income before taxes of $11.2 million for the third quarter of 2018 and $5.2 million for the fourth quarter of 2017.

Selling, general and administrative expenses were $44.7 million in the fourth quarter of 2018, as compared with $45.1 million in the third quarter of 2018 and $44.5 million in the fourth quarter of 2017.

Contract Operations Segment
Contract operations revenue in the fourth quarter of 2018 was $88.2 million, a 4% increase from third quarter 2018 revenue of $84.8 million and an 8% decrease from fourth quarter 2017 revenue of $95.3 million.

Contract operations gross margin in the fourth quarter of 2018 was $61.6 million, as compared to gross margin of $57.1 million in the third quarter of 2018 and $61.1 million in fourth quarter of 2017. Gross margin percentage in the fourth quarter of 2018 was 70%, as compared with 67% in the third quarter of 2018 and 64% in the fourth quarter of 2017. Contract operations backlog at the end of 2018 was $1.4 billion, flat when compared the third quarter 2018.

The margin increase was driven by productivity and commercial negotiations.

Aftermarket Services Segment
Aftermarket services revenue in the fourth quarter of 2018 was $32.0 million, a 7% increase from third quarter 2018 revenue of $30.0 million and a 5% increase from fourth quarter 2017 revenue of $30.5 million.

Aftermarket services gross margin in the fourth quarter of 2018 was $7.1 million, a 9% decrease from third quarter 2018 gross margin of $7.9 million and a 12% decrease from fourth quarter 2017 gross margin of $8.1 million. Gross margin percentage in the fourth quarter of 2018 was 22%, as compared with 26% in the third quarter of 2018 and 26% in the fourth quarter of 2017.

The sequential decline in gross margin was largely driven by an increase in the mix of parts sales.

Product Sales Segment
Product sales revenue in the fourth quarter of 2018 was $211.9 million, a 4% decrease from third quarter 2018 revenue of $220.0 million, and flat from fourth quarter 2017 revenue of $211.9 million.

Product sales gross margin in the fourth quarter of 2018 was $26.6 million, a 16% decrease from third quarter 2018 gross margin of $31.8 million and a 9% increase from fourth quarter 2017 gross margin of $24.5 million. Gross margin percentage in the fourth quarter of 2018 was 13% as compared with 14% in the third quarter of 2018 and 12% in the fourth quarter of 2017.

The decline in revenue for product sales sequentially was largely due to timing of processing and treating orders, along with incremental shop hours committed to contract operations projects. Although compression margins improved during the quarter the mix shift towards compression negatively impacted margin rate.

Product sales backlog was $705.8 million at December 31, 2018, as compared to $759.1 million at September 30, 2018 and $461.0 million at December 31, 2017. Product sales bookings for the fourth quarter of 2018 were $158.6 million, resulting in a book-to-bill ratio of 75%. This compares to bookings of $344.1 million for the third quarter of 2018 and bookings of $113.0 million for the fourth quarter of 2017.

Conference Call Information
The Company will host a conference call at 8:00 a.m. Central Time on Tuesday, February 26, 2019. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through March 5, 2019 and may be accessed by calling 877-660-6853 and using the pass code 13687171. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a provider of natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com.

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Non-GAAP and Other Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing its asset utilization, particularly with respect to its fleet of compressors; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations; the results of governmental actions relating to Exterran’s pending Securities and Exchange Commission investigation; and Exterran’s indebtedness and its ability to fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Contract operations	$88,165	$84,828	$95,322	$360,973	$375,269
Aftermarket services	32,045	29,993	30,496	120,676	107,063
Product sales	211,943	220,028	211,871	879,207	732,962
	332,153	334,849	337,689	1,360,856	1,215,294
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	26,613	27,768	34,251	122,138	133,380
Aftermarket services	24,925	22,138	22,428	89,666	78,221
Product sales	185,320	188,206	187,372	765,624	656,553
Selling, general and administrative	44,674	45,103	44,463	178,401	176,318
Depreciation and amortization	31,601	31,108	29,714	123,922	107,824
Long-lived asset impairment	—	2,054	5,700	3,858	5,700
Restatement related charges (recoveries), net	42	(342)	408	(276)	3,419
Restructuring and other charges	311	264	154	1,997	3,189
Interest expense	7,430	7,685	7,497	29,217	34,826
Other (income) expense, net	145	(285)	537	6,484	(975)
	321,061	323,699	332,524	1,321,031	1,198,455
Income before income taxes	11,092	11,150	5,165	39,825	16,839
Provision for income taxes	16,365	7,954	3,082	39,433	22,695
Income (loss) from continuing operations	(5,273)	3,196	2,083	392	(5,856)
Income from discontinued operations, net of tax	19,346	2,173	4,579	24,462	39,736
Net income	$14,073	$5,369	$6,662	$24,854	$33,880

Basic net income per common share:
Income (loss) from continuing operations per common share	$(0.15)	$0.09	$0.06	$0.01	$(0.17)
Income from discontinued operations per common share	0.55	0.06	0.12	0.67	1.14
Net income per common share	$0.40	$0.15	$0.18	$0.68	$0.97

Diluted net income per common share:
Income (loss) from continuing operations per common share	$(0.15)	$0.09	$0.06	$0.01	$(0.17)
Income from discontinued operations per common share	0.55	0.06	0.12	0.67	1.14
Net income per common share	$0.40	$0.15	$0.18	$0.68	$0.97

Weighted average common shares outstanding used in net income per common share:
Basic	35,567	35,480	35,101	35,433	34,959
Diluted	35,567	35,544	35,179	35,489	34,959

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$19,300	$49,145
Restricted cash	178	546
Accounts receivable, net	248,467	266,052
Inventory, net	150,689	107,909
Costs and estimated earnings in excess of billings on uncompleted contracts	—	40,695
Contract assets	91,602	—
Other current assets	44,234	38,707
Current assets held for sale	—	15,761
Current assets associated with discontinued operations	11,605	23,751
Total current assets	566,075	542,566
Property, plant and equipment, net	901,577	822,279
Deferred income taxes	11,370	10,550
Intangible and other assets, net	86,371	76,980
Long-term assets held for sale	—	4,732
Long-term assets associated with discontinued operations	1,661	3,700
Total assets	$1,567,054	$1,460,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$165,744	$148,744
Accrued liabilities	123,335	114,336
Deferred revenue	—	23,902
Billings on uncompleted contracts in excess of costs and estimated earnings	—	89,565
Contract liabilities	153,483	—
Current liabilities associated with discontinued operations	14,767	31,971
Total current liabilities	457,329	408,518
Long-term debt	403,810	368,472
Deferred income taxes	6,005	9,746
Long-term deferred revenue	—	92,485
Long-term contract liabilities	101,363	—
Other long-term liabilities	39,812	20,272
Long-term liabilities associated with discontinued operations	5,914	6,528
Total liabilities	1,014,233	906,021
Total stockholders’ equity	552,821	554,786
Total liabilities and stockholders’ equity	$1,567,054	$1,460,807

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Contract operations	$88,165	$84,828	$95,322	$360,973	$375,269
Aftermarket services	32,045	29,993	30,496	120,676	107,063
Product sales	211,943	220,028	211,871	879,207	732,962
	$332,153	$334,849	$337,689	$1,360,856	$1,215,294

Gross margin:
Contract operations	$61,552	$57,060	$61,071	$238,835	$241,889
Aftermarket services	7,120	7,855	8,068	31,010	28,842
Product sales	26,623	31,822	24,499	113,583	76,409
Total	$95,295	$96,737	$93,638	$383,428	$347,140

Gross margin percentage:
Contract operations	70%	67%	64%	66%	64%
Aftermarket services	22%	26%	26%	26%	27%
Product sales	13%	14%	12%	13%	10%
Total	29%	29%	28%	28%	29%

Selling, general and administrative	$44,674	$45,103	$44,463	$178,401	$176,318
% of revenue	13%	13%	13%	13%	15%

EBITDA, as adjusted	$51,472	$52,083	$50,501	$205,498	$173,155
% of revenue	15%	16%	15%	15%	14%

Capital expenditures	$62,882	$57,992	$52,551	$215,108	$131,673

Revenue by Geographical Regions:
North America	$189,714	$215,015	$217,247	$858,934	$730,701
Latin America	68,865	64,960	79,688	274,414	292,706
Middle East and Africa	63,962	41,653	26,311	163,093	141,236
Asia Pacific	9,612	13,221	14,443	64,415	50,651
Total revenues	$332,153	$334,849	$337,689	$1,360,856	$1,215,294

	As of
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Product Sales Backlog:
Compression equipment	$471,827	$464,866	$254,745	$471,827	$254,745
Processing and treating equipment	229,258	284,943	178,814	229,258	178,814
Production equipment	2,438	5,450	14,138	2,438	14,138
Other product sales	2,246	3,879	13,349	2,246	13,349
Total product sales backlog	$705,769	$759,138	$461,046	$705,769	$461,046

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Non-GAAP Financial Information—Reconciliation of Income before income taxes to Total gross margin:
Income before income taxes	$11,092	$11,150	$5,165	$39,825	$16,839
Selling, general and administrative	44,674	45,103	44,463	178,401	176,318
Depreciation and amortization	31,601	31,108	29,714	123,922	107,824
Long-lived asset impairment	—	2,054	5,700	3,858	5,700
Restatement related charges (recoveries), net	42	(342)	408	(276)	3,419
Restructuring and other charges	311	264	154	1,997	3,189
Interest expense	7,430	7,685	7,497	29,217	34,826
Other (income) expense, net	145	(285)	537	6,484	(975)
Total gross margin (1)	$95,295	$96,737	$93,638	$383,428	$347,140

Non-GAAP Financial Information—Reconciliation of Net income to EBITDA, as adjusted:
Net income	$14,073	$5,369	$6,662	$24,854	$33,880
Income from discontinued operations, net of tax	(19,346)	(2,173)	(4,579)	(24,462)	(39,736)
Depreciation and amortization	31,601	31,108	29,714	123,922	107,824
Long-lived asset impairment	—	2,054	5,700	3,858	5,700
Restatement related charges (recoveries), net	42	(342)	408	(276)	3,419
Restructuring and other charges	311	264	154	1,997	3,189
Interest expense	7,430	7,685	7,497	29,217	34,826
(Gain) loss on currency exchange rate remeasurement of intercompany balances	996	164	1,957	5,241	(516)
Loss on sale of business	—	—	—	1,714	111
Penalties from Brazilian tax programs	—	—	(94)	—	1,763
Provision for income taxes	16,365	7,954	3,082	39,433	22,695
EBITDA, as adjusted (2)	$51,472	$52,083	$50,501	$205,498	$173,155

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net loss from continuing operations:
Net income	$14,073	$5,369	$6,662	$24,854	$33,880
Income from discontinued operations, net of tax	(19,346)	(2,173)	(4,579)	(24,462)	(39,736)
Income (loss) from continuing operations	(5,273)	3,196	2,083	392	(5,856)
Adjustment for items:
Long-lived asset impairment	—	2,054	5,700	3,858	5,700
Restatement related charges (recoveries), net	42	(342)	408	(276)	3,419
Restructuring and other charges	311	264	154	1,997	3,189
Loss on sale of business	—	—	—	1,714	111
Penalties from Brazilian tax programs	—	—	(94)	—	1,763
Interest expense from Brazilian tax programs	—	—	(47)	—	2,357
Tax impact of adjustments (3)	(87)	(196)	22	(733)	(1,458)
Income tax benefit from Brazilian tax programs	—	—	(400)	—	(14,244)
Income tax benefit from U.S. and Argentina tax reforms	—	—	(8,708)	—	(8,708)
Adjusted net income (loss) from continuing operations (4)	$(5,007)	$4,976	$(882)	$6,952	$(13,727)

Diluted income (loss) from continuing operations per common share	$(0.15)	$0.09	$0.06	$0.01	$(0.17)
Adjustment for items, after-tax, per diluted common share	0.01	0.05	(0.09)	0.18	(0.22)
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$(0.14)	$0.14	$(0.03)	$0.19	$(0.39)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.1 million and $0.2 million for the three months ended September 30, 2018 and year ended December 31, 2018, respectively, from our calculation of diluted adjusted net income (loss) from continuing operations per common share.